EXHIBIT 99.1

Visa Inc. Reports Strong Fiscal Second Quarter 2017 Results and Announces New $5.0 Billion Share Repurchase Program

San Francisco, CA, April 20, 2017 - Visa Inc. (NYSE: V) today announced financial results for the Company’s fiscal second quarter 2017, ended March 31, 2017.

Fiscal Second Quarter 2017 Key Highlights:

•	GAAP net income of $430 million or $0.18 per share including special items related to the legal entity reorganization of Visa Europe

•	Adjusted net income of $2.1 billion or $0.86 per share excluding special items related to the legal entity reorganization of Visa Europe

•	Net operating revenue of $4.5 billion, an increase of 23%, driven by inclusion of Europe and continued growth in payments volume, cross-border volume and processed transactions

•	Payments volume growth, on a constant dollar basis, was 37% over the prior year at $1.7 trillion

•	Cross-border volume growth, on a constant dollar basis, was 132% or 11% inclusive of Europe in prior year results

•	Total Visa processed transactions were 26.3 billion, a 42% increase over the prior year, or 12% growth inclusive of Europe in prior year results

•	Newly-formed Visa Foundation funded with contribution of $192 million

•	Returned approximately $2.1 billion of capital to shareholders in the form of share repurchases and dividends

•	Board authorized a new $5.0 billion class A common stock share repurchase program

“In the face of geo-political uncertainty, Visa continues to execute well against our operating plan and strategic priorities, delivering sustained growth across nearly every part of our business,” said Alfred F. Kelly, Jr., Chief Executive Officer of Visa Inc. "Robust growth in payments volume, cross-border volume and processed transactions drove better than expected results. Looking ahead, we are continuing our efforts across the globe to electronify commerce and digitize economies to the benefit of consumers and societies alike.”

Fiscal Second Quarter 2017 Special Items Related to the Visa Europe Reorganization:
During the fiscal second quarter of 2017, the Company completed a legal entity reorganization of Visa Europe and certain other Visa subsidiaries to align the Company's global corporate structure to the geographic jurisdictions in which it conducts business operations. Associated with this reorganization, the Company recorded the following special items:

•	$1.5 billion non-recurring, non-cash income tax provision related to the elimination of deferred tax balances originally recorded upon the acquisition of Visa Europe in June 2016; and

•
$192 million non-recurring, non-cash general and administrative expense associated with the charitable donation of Visa Inc. shares that were acquired as part of the Visa Europe acquisition and held as treasury stock. The newly-formed Visa Foundation received the donation of Visa Inc. shares and the Company recognized a $71 million cash income tax benefit.

All references to earnings per share assume fully-diluted class A share count, inclusive of series B and C convertible participating preferred stock, unless otherwise noted. The Company’s adjusted quarterly operating expenses, effective income tax rate, net income and earnings per share of class A common stock are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measure in the accompanying financial tables.

Fiscal Second Quarter 2017 Financial Highlights:
GAAP net income for the quarter, inclusive of special items related to the legal entity reorganization of Visa Europe, was $430 million or $0.18 per share, both decreasing 75% over the prior year's results, primarily related to the special items from the Visa Europe legal entity reorganization noted above.
Excluding special items, adjusted net income for the quarter was $2.1 billion and adjusted earnings per share was $0.86, both increasing 27% over the prior year's adjusted results. Exchange rate shifts versus the prior year negatively impacted earnings per share growth by approximately 4 percentage points. The prior year's adjusted results exclude the impact of a non-recurring, non-operating gain related to currency forward contracts.
Net operating revenue in the fiscal second quarter of 2017 was $4.5 billion, an increase of 23%, driven by the inclusion of Europe and continued growth in payments volume, cross-border volume and processed transactions. Exchange rate shifts versus the prior year negatively impacted reported net operating revenue growth by approximately 2.5 percentage points.
Payments volume growth, on a constant dollar basis, for the three months ended December 31, 2016, on which fiscal second quarter service revenue is recognized, was 39% over the prior year at $1.8 trillion. Effective with the three months ended December 31, 2016, Europe co-badge volume is no longer included in reported volume.
Payments volume growth, on a constant dollar basis, for the three months ended March 31, 2017, was 37% over the prior year at $1.7 trillion.

Cross-border volume growth, on a constant dollar basis, was 132% for the three months ended March 31, 2017. Cross-border volume growth, on a constant dollar basis and inclusive of Europe in prior year results, was 11%.
Total processed transactions, which represent transactions processed by Visa, for the three months ended March 31, 2017, were 26.3 billion, a 42% increase over the prior year. Total processed transactions growth was 12%, inclusive of Europe in prior year results.
Fiscal second quarter 2017 service revenues were $2.0 billion, an increase of 17% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 25% over the prior year to $1.8 billion. International transaction revenues grew 41% over the prior year to $1.5 billion. Other revenues were $203 million, an increase of 3% over the prior year. Client incentives, which are a contra revenue item, were $1.0 billion and represent 18.7% of gross revenues.
GAAP operating expenses were $1.7 billion for the fiscal second quarter 2017, a 40% increase over the prior year's results, primarily driven by increases in general and administrative expense related to the charitable donation to the newly-formed Visa Foundation. Adjusted operating expenses, which excludes the charitable donation, were $1.5 billion, an increase of 24% over the prior year's results, primarily from the inclusion of Visa Europe's operating expenses following the acquisition.
GAAP effective income tax rate was 84.1% for the quarter ended March 31, 2017, including the $1.5 billion non-recurring, non-cash income tax provision related to the elimination of deferred tax balances originally recorded upon the acquisition of Visa Europe and the $71 million tax benefit related to the charitable donation. Adjusted effective income tax rate was 28.6%, excluding the aforementioned items.
Cash, cash equivalents, and available-for-sale investment securities were $10.7 billion at March 31, 2017.
The weighted-average number of diluted shares of class A common stock outstanding was 2.41 billion for the quarter ended March 31, 2017.

Notable Events:
During the three months ended March 31, 2017, the Company repurchased 19.1 million shares of class A common stock, at an average price of $88.51 per share, using $1.7 billion of cash on hand. In the six months ended March 31, 2017, the Company repurchased a total of 41.4 million shares of class A common stock, at an average price of $83.81 per share, using $3.5 billion of cash on hand. The board of directors has authorized a new $5.0 billion class A common stock share repurchase program and the Company currently has $7.2 billion of funds available for share repurchase.
On April 18, 2017, the board of directors declared a quarterly cash dividend of $0.165 per share of class A common stock (determined in the case of class B and C common stock and series B and C convertible participating preferred stock on an as-converted basis) payable on June 6, 2017, to all holders of record of the Company’s common and preferred stock as of May 19, 2017.

Financial Outlook for Fiscal Full-Year 2017:

Visa Inc. updates its financial outlook for the following GAAP metrics for fiscal full-year 2017:

•	Annual net revenue growth: High end of 16% to 18% range on a nominal dollar basis, including 2.0 to 2.5 ppts of negative foreign currency impact;

•	Client incentives as a percent of gross revenues: Low end of 20.5% to 21.5% range;

•	Annual operating margin: Mid 60s;

•	Effective tax rate: Mid 40s on a GAAP basis and approximately 30% on an adjusted, non-GAAP basis; and

•
Annual diluted class A common stock earnings per share growth: High single-digits on a GAAP nominal dollar basis and high end of mid-teens on an adjusted, non-GAAP nominal dollar basis (see note below), both including 2.5 to 3.0 ppts of negative foreign currency impact.

Note: The financial outlook for fiscal full-year 2017 includes Visa Europe integration expenses of approximately $80 million for the full-year. Differences in our financial outlook for fiscal full-year 2017 GAAP and non-GAAP financial measures relate to the one-time, non-recurring items that are included in the accompanying reconciliation. Annual adjusted diluted class A common stock earnings per share growth is derived from adjusted full-year 2016 earnings per share results of $2.84. Refer to the accompanying financial tables for further details and a reconciliation of the adjusted fiscal full-year 2016 results.

Fiscal Second Quarter 2017 Earnings Results Conference Call Details:
Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com.

About Visa Inc.
Visa Inc. (NYSE: V) is a global payments technology company that connects consumers, businesses, financial institutions, and governments in more than 200 countries and territories to fast, secure and reliable electronic payments. We operate one of the world’s most advanced processing networks - VisaNet - that is capable of handling more than 65,000 transaction messages a second, with fraud protection for consumers and assured payment for merchants. Visa is not a bank and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, pay ahead with prepaid or pay later with credit products. For more information, visit visa.com/aboutvisa, visacorporate.tumblr.com and @VisaNews.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, our future operations, prospects, developments, strategies, business growth and financial outlook for fiscal full-year 2017. Forward-looking statements generally are identified by words such as "believes," "estimates," "expects," "intends," "may," "projects," “outlook”, "could," "should," "will," "continue" and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict.

Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:

•	increased oversight and regulation of the global payments industry and our business;

•	impact of government-imposed restrictions on payment systems;

•	outcome of tax and litigation matters;

•	increasingly intense competition in the payments industry, including competition for our clients and merchants;

•	proliferation and continuous evolution of new technologies and business models;

•	our ability to maintain relationships with our clients, merchants and other third parties;

•	brand or reputational damage;

•	management changes;

•	impact of global economic, political, market and social events or conditions;

•	exposure to loss or illiquidity due to settlement guarantees;

•	uncertainty surrounding the impact of the United Kingdom’s withdrawal from the European Union;

•	cyber security attacks, breaches or failure of our networks;

•	failure to maintain interoperability with Visa Europe’s systems;

•	our ability to successfully integrate and manage our acquisitions and other strategic investments; and

•
other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2016, and our subsequent reports on Forms 10-Q and 8-K.

Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.

Contacts:
Investor Relations: Jack Carsky, Joon Huh, or Victoria Hyde-Dunn, 650-432-7644, ir@visa.com
Media Relations: Nathaniel Sillin, 415-805-4892, globalmedia@visa.com

VISA INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
	March 31, 2017	September 30, 2016
	(in millions, except par value data)
Assets
Cash and cash equivalents	$6,427	$5,619
Restricted cash—U.S. litigation escrow	1,029	1,027
Investment securities:
Trading	78	71
Available-for-sale	1,417	3,248
Settlement receivable	3,350	1,467
Accounts receivable	1,081	1,041
Customer collateral	1,043	1,001
Current portion of client incentives	292	284
Prepaid expenses and other current assets	788	555
Total current assets	15,505	14,313
Investment securities, available-for-sale	2,882	3,931
Client incentives	486	448
Property, equipment and technology, net	2,133	2,150
Other assets	980	893
Intangible assets, net	26,416	27,234
Goodwill	14,825	15,066
Total assets	$63,227	$64,035
Liabilities
Accounts payable	$120	$203
Settlement payable	2,879	2,084
Customer collateral	1,043	1,001
Accrued compensation and benefits	500	673
Client incentives	1,753	1,976
Accrued liabilities	1,167	1,128
Current maturities of long-term debt	1,748	—
Accrued litigation	996	981
Total current liabilities	10,206	8,046
Long-term debt	14,140	15,882
Deferred tax liabilities	5,731	4,808
Deferred purchase consideration	1,180	1,225
Other liabilities	1,187	1,162
Total liabilities	32,444	31,123
Equity
Preferred stock, $0.0001 par value, 25 shares authorized and 5 issued and outstanding as follows:
Series A convertible participating preferred stock, none issued	—	—
Series B convertible participating preferred stock, 2 shares issued and outstanding at March 31, 2017 and September 30, 2016	2,397	2,516
Series C convertible participating preferred stock, 3 shares issued and outstanding at March 31, 2017 and September 30, 2016	3,200	3,201
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 1,847 and 1,871 shares issued and outstanding at March 31, 2017 and September 30, 2016, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at March 31, 2017 and September 30, 2016	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 14 and 17 shares issued and outstanding at March 31, 2017 and September 30, 2016, respectively	—	—
Treasury stock	—	(170)
Right to recover for covered losses	(77)	(34)
Additional paid-in capital	17,103	17,395
Accumulated income	9,140	10,462
Accumulated other comprehensive loss, net:
Investment securities, available-for-sale	45	36
Defined benefit pension and other postretirement plans	(216)	(225)
Derivative instruments classified as cash flow hedges	(6)	(50)
Foreign currency translation adjustments	(803)	(219)
Total accumulated other comprehensive loss, net	(980)	(458)
Total equity	30,783	32,912
Total liabilities and equity	$63,227	$64,035

VISA INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Three Months Ended March 31,		Six Months Ended March 31,
	2017	2016	2017	2016
	(in millions, except per share data)
Operating Revenues
Service revenues	$1,993	$1,699	$3,911	$3,344
Data processing revenues	1,843	1,473	3,735	2,952
International transaction revenues	1,469	1,045	2,958	2,076
Other revenues	203	198	406	396
Client incentives	(1,031)	(789)	(2,072)	(1,577)
Net operating revenues	4,477	3,626	8,938	7,191

Operating Expenses
Personnel	704	528	1,275	1,027
Marketing	193	186	411	380
Network and processing	150	126	295	254
Professional fees	83	66	163	138
Depreciation and amortization	131	121	277	241
General and administrative	406	164	592	320
Litigation provision	2	1	17	1
Total operating expenses	1,669	1,192	3,030	2,361
Operating income	2,808	2,434	5,908	4,830

Non-operating (Expense) Income
Interest expense	(135)	(132)	(275)	(161)
Other	29	139	48	411
Total non-operating (expense) income	(106)	7	(227)	250
Income before income taxes	2,702	2,441	5,681	5,080
Income tax provision	2,272	734	3,181	1,432
Net income	$430	$1,707	$2,500	$3,648

Basic earnings per share
Class A common stock	$0.18	$0.71	$1.04	$1.51
Class B common stock	$0.30	$1.17	$1.71	$2.49
Class C common stock	$0.72	$2.85	$4.15	$6.05

Basic weighted-average shares outstanding
Class A common stock	1,854	1,909	1,857	1,923
Class B common stock	245	245	245	245
Class C common stock	15	19	16	19

Diluted earnings per share
Class A common stock	$0.18	$0.71	$1.04	$1.51
Class B common stock	$0.29	$1.17	$1.71	$2.49
Class C common stock	$0.72	$2.84	$4.14	$6.04

Diluted weighted-average shares outstanding
Class A common stock	2,406	2,401	2,413	2,416
Class B common stock	245	245	245	245
Class C common stock	15	19	16	19

VISA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Six Months Ended March 31,
	2017	2016
	(in millions)
Operating Activities
Net income	$2,500	$3,648
Adjustments to reconcile net income to net cash provided by operating activities:
Client incentives	2,072	1,577
Fair value adjustment for the Visa Europe put option	—	(255)
Share-based compensation	116	97
Excess tax benefit for share-based compensation	—	(43)
Depreciation and amortization of property, equipment, technology and intangible assets	277	241
Deferred income taxes	1,700	(29)
Right to recover for covered losses recorded in equity	(163)	—
Charitable contribution of Visa Inc. shares	192	—
Other	23	17
Change in operating assets and liabilities:
Settlement receivable	(1,946)	(6)
Accounts receivable	(40)	(97)
Client incentives	(2,306)	(1,912)
Other assets	(301)	(397)
Accounts payable	(83)	(34)
Settlement payable	883	(57)
Accrued and other liabilities	(35)	81
Accrued litigation	15	(12)
Net cash provided by operating activities	2,904	2,819
Investing Activities
Purchases of property, equipment, technology and intangible assets	(317)	(250)
Investment securities, available-for-sale:
Purchases	(1,083)	(17,437)
Proceeds from maturities and sales	3,972	15,860
Acquisition of business, net of cash received	(302)	(14)
Purchases of / contributions to other investments	(2)	(9)
Proceeds / distributions from other investments	—	4
Net cash provided by (used in) investing activities	2,268	(1,846)
Financing Activities
Repurchase of class A common stock	(3,469)	(3,765)
Dividends paid	(795)	(676)
Proceeds from issuance of senior notes	—	15,971
Debt issuance costs	—	(96)
Payments from litigation escrow account—U.S. retrospective responsibility plan	—	11
Cash proceeds from issuance of common stock under employee equity plans	87	49
Restricted stock and performance-based shares settled in cash for taxes	(66)	(85)
Excess tax benefit for share-based compensation	—	43
Net cash (used in) provided by financing activities	(4,243)	11,452
Effect of exchange rate changes on cash and cash equivalents	(121)	—
Increase in cash and cash equivalents	808	12,425
Cash and cash equivalents at beginning of year	5,619	3,518
Cash and cash equivalents at end of period	$6,427	$15,943
Supplemental Disclosure
Income taxes paid, net of refunds	$1,611	$1,501
Interest payments on debt	$244	$—
Net unrealized gain on currency forward contracts	$—	$116
Accruals related to purchases of property, equipment, technology and intangible assets	$37	$38

VISA INC.
FISCAL 2017 AND 2016 QUARTERLY RESULTS OF OPERATIONS
(UNAUDITED)

	Fiscal 2017 Quarter Ended		Fiscal 2016 Quarter Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016(1)	March 31, 2016
	(in millions)
Operating Revenues
Service revenues	$1,993	$1,918	$1,768	$1,635	$1,699
Data processing revenues	1,843	1,892	1,779	1,541	1,473
International transaction revenues	1,469	1,489	1,489	1,084	1,045
Other revenues	203	203	218	209	198
Client incentives	(1,031)	(1,041)	(993)	(839)	(789)
Net operating revenues	4,477	4,461	4,261	3,630	3,626

Operating Expenses
Personnel	704	571	690	509	528
Marketing	193	218	300	189	186
Network and processing	150	145	161	123	126
Professional fees	83	80	113	138	66
Depreciation and amortization	131	146	141	120	121
General and administrative	406	186	230	246	164
Litigation provision	2	15	1	—	1
Visa Europe Framework Agreement loss	—	—	—	1,877	—
Total operating expenses	1,669	1,361	1,636	3,202	1,192
Operating income	2,808	3,100	2,625	428	2,434

Non-operating (Expense) Income
Interest expense	(135)	(140)	(135)	(131)	(132)
Other	29	19	20	125	139
Total non-operating (expense) income	(106)	(121)	(115)	(6)	7
Income before income taxes	2,702	2,979	2,510	422	2,441
Income tax provision	2,272	909	579	10	734
Net income	$430	$2,070	$1,931	$412	$1,707

(1)	We did not include Visa Europe's financial results in our unaudited consolidated statements of operations from the acquisition date, June 21, 2016, through June 30, 2016 as the impact was immaterial.

VISA INC.
RECONCILIATION OF NON-GAAP FINANCIAL RESULTS
FISCAL SECOND QUARTER 2017 and 2016
(UNAUDITED)
Adjusted financial results. Our financial results for the three and six months ended March 31, 2017 and 2016 reflect the impact of certain significant items that we do not believe are indicative of our ongoing operating performance in these or future periods as they are either non-recurring or have no cash impact. As such, we believe the presentation of adjusted financial results excluding the following items provides a clearer understanding of our operating performance for the periods presented.

•
Elimination of deferred tax balances. During the second quarter of fiscal 2017, in connection with our legal entity reorganization, we eliminated deferred tax balances originally recognized upon the acquisition of Visa Europe, resulting in the recognition of a non-recurring, non-cash income tax provision of $1.5 billion.

•
Charitable contribution. During the second quarter of fiscal 2017, associated with our legal entity reorganization, we recognized a non-recurring, non-cash general and administrative expense of $192 million, before tax, related to the charitable donation of Visa Inc. shares that were acquired as part of the Visa Europe acquisition and held as treasury stock. Net of the related cash tax benefit of $71 million, determined by applying applicable tax rates, adjusted net income increased by $121 million.

•
Revaluation of Visa Europe put option. During the first quarter of fiscal 2016, we recorded a decrease of $255 million in the fair value of the Visa Europe put option, resulting in the recognition of non-cash income in other non-operating income. This amount is not subject to income tax and therefore has no impact on our reported income tax provision.

•
Net unrealized gains on currency forward contracts. During the second quarter of fiscal 2016, we entered into currency forward contracts to mitigate a portion of our foreign currency exchange rate risk associated with the upfront cash consideration paid in the Visa Europe acquisition. As a result, we recorded non-recurring, net unrealized gains of $116 million, before tax, in non-operating income. Net of related tax expense of $35 million, determined by applying applicable federal and state tax rates, the impact to net income was $81 million.

Adjusted financial results are non-GAAP financial measures and should not be relied upon as substitutes for measures calculated in accordance with U.S. GAAP. The following tables reconcile our as-reported financial measures calculated in accordance with U.S. GAAP, to our respective non-GAAP adjusted financial measures for the three and six months ended March 31, 2017 and 2016.

	Three Months Ended March 31, 2017
(in millions, except percentages and per share data)	Operating Expenses	Operating Margin (1),(2)	Non-operating Income (Expense)	Income Before Income Taxes	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
As reported	$1,669	63%	$(106)	$2,702	$2,272	84.1%	$430	$0.18
Elimination of deferred tax balances	—	—%	—	—	(1,515)		1,515	0.63
Charitable contribution	(192)	4%	—	192	71		121	0.05
As adjusted	$1,477	67%	$(106)	$2,894	$828	28.6%	$2,066	$0.86

	Six Months Ended March 31, 2017
(in millions, except percentages and per share data)	Operating Expenses	Operating Margin (1),(2)	Non-operating Income (Expense)	Income Before Income Taxes	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
As reported	$3,030	66%	$(227)	$5,681	$3,181	56.0%	$2,500	$1.04
Elimination of deferred tax balances	—	—%	—	—	(1,515)		1,515	0.63
Charitable contribution	(192)	2%	—	192	71		121	0.05
As adjusted	$2,838	68%	$(227)	$5,873	$1,737	29.6%	$4,136	$1.71

	Three Months Ended March 31, 2016
(in millions, except percentages and per share data)	Operating Expenses	Operating Margin (1),(2)	Non-operating Income (Expense)	Income Before Income Taxes	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
As reported	$1,192	67%	$7	$2,441	$734	30.1%	$1,707	$0.71
Net unrealized gains on currency forward contracts	—	—%	(116)	(116)	(35)		(81)	(0.03)
As adjusted	$1,192	67%	$(109)	$2,325	$699	30.1%	$1,626	$0.68

	Six Months Ended March 31, 2016
(in millions, except percentages and per share data)	Operating Expenses	Operating Margin (1),(2)	Non-operating Income (Expense)	Income Before Income Taxes	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
As reported	$2,361	67%	$250	$5,080	$1,432	28.2%	$3,648	$1.51
Net unrealized gains on currency forward contracts	—	—%	(116)	(116)	(35)		(81)	(0.03)
Revaluation of Visa Europe put option	—	—%	(255)	(255)	—		(255)	(0.11)
As adjusted	$2,361	67%	$(121)	$4,709	$1,397	29.7%	$3,312	$1.37

(1)
Figures in the table may not recalculate exactly due to rounding. Operating margin, effective income tax rate, diluted earnings per share, and their respective totals are calculated based on unrounded numbers.

(2)	Operating margin is calculated as operating income divided by net operating revenues.

VISA INC.
RECONCILIATION OF NON-GAAP FINANCIAL RESULTS
FISCAL FULL-YEAR 2016
(UNAUDITED)

Our fiscal full-year 2017 annual diluted class A common stock earnings per share growth outlook is based on adjusted non-GAAP fiscal full-year 2016 results, which are reconciled to their closest comparable U.S. GAAP financial measure below.
Our financial results during the twelve months ended September 30, 2016 reflect the impact of certain significant items that we do not believe are indicative of our ongoing operating performance, as they are either non-recurring or have no cash impact. As such, we believe the presentation of adjusted financial results excluding the following items provides a clearer understanding of our operating performance for the periods presented.

•
Severance cost. In the fiscal fourth quarter, we recorded a $110 million charge for severance costs related to personnel reductions including planned reductions at Visa Europe. Although we routinely record severance expenses, these charges are larger than any past quarterly accrual due to the acquisition and integration of Visa Europe. Net of related tax benefit of $38 million, determined by applying applicable tax rates, the adjustment to net income was an increase of $72 million.

•
Remeasurement of deferred tax liability. In September 2016, we recorded a non-cash, non-recurring $88 million gain upon the remeasurement of a deferred tax liability, recorded upon the acquisition of Visa Europe, to reflect a tax rate change in the United Kingdom.

•
Acquisition-related costs. During the twelve months ended September 30, 2016, we incurred $152 million of non-recurring acquisition costs in operating expense as a result of the Visa Europe transaction. This amount is comprised of $60 million of transaction expenses recorded in professional fees, and $92 million of U.K. stamp duty recorded in general and administrative expenses. Net of related tax benefit of $56 million, determined by applying applicable federal and state tax rates, the adjustment to net income was an increase of $96 million.

•
Visa Europe Framework Agreement loss. Upon consummation of the transaction, on June 21, 2016, we recorded a non-recurring loss of $1.9 billion, before tax, in operating expense resulting from the effective settlement of the Framework Agreement between Visa and Visa Europe. Net of related tax benefit of $693 million, determined by applying applicable federal and state tax rates, the adjustment to net income was an increase of $1.2 billion.

•
Net gains on currency forward contracts. During the twelve months ended September 30, 2016, we entered into currency forward contracts to mitigate a portion of the foreign currency exchange rate risk associated with the upfront cash consideration paid in the Visa Europe acquisition. As a result, we recorded non-recurring, net gains of $74 million, before tax, in other non-operating income. Net of related tax expense of $27 million, determined by applying applicable federal and state tax rates, the adjustment to net income was a decrease of $47 million.

•
Foreign exchange gain on euro deposits. During the twelve months ended September 30, 2016, we recorded a non-recurring foreign exchange gain of $145 million, before tax, in other non-operating income as a result of holding euro-denominated bank balances for a short period in advance of the closing date of the Visa Europe transaction. Net of related tax expense of $54 million, determined by applying applicable federal and state tax rates, the impact to net income was a decrease of $91 million.

•
Revaluation of Visa Europe put option. During the first quarter of fiscal 2016, we recorded a decrease of $255 million in the fair value of the Visa Europe put option, resulting in the recognition of non-cash income in other non-operating income. This amount is not subject to income tax and therefore has no impact on the reported income tax provision.

Adjusted operating expenses, operating margin, non-operating income (expense), income before income taxes, income taxes, effective income tax rate, net income and diluted earnings per share are non-GAAP financial measures and should not be relied upon as substitutes for measures calculated in accordance with U.S. GAAP. The following table reconciles our as-reported financial measures calculated in accordance with U.S. GAAP, to the respective non-GAAP adjusted financial measures for the twelve months ended September 30, 2016.

	Twelve Months Ended September 30, 2016 (1)
(in millions, except percentages and per share data)	Operating Expenses	Operating Margin (2),(3)	Non-operating Income (Expense)	Income Before Income Taxes	Income Taxes	Effective Income Tax Rate (2)	Net Income	Diluted Earnings Per Share(2)
As reported	$7,199	52%	$129	$8,012	$2,021	25.2%	$5,991	$2.48
Severance cost	(110)	1%	—	110	38		72	0.03
Remeasurement of deferred tax liability	—	—%	—	—	88		(88)	(0.04)
Acquisition-related costs	(152)	1%	—	152	56		96	0.04
Visa Europe Framework Agreement loss	(1,877)	12%	—	1,877	693		1,184	0.49
Net gains on currency forward contracts	—	—%	(74)	(74)	(27)		(47)	(0.02)
Foreign exchange gain on euro deposits	—	—%	(145)	(145)	(54)		(91)	(0.04)
Revaluation of Visa Europe put option	—	—%	(255)	(255)	—		(255)	(0.11)
As adjusted	$5,060	66%	$(345)	$9,677	$2,815	29.1%	$6,862	$2.84
Diluted weighted-average shares outstanding, as reported								2,414

(1)
We did not include Visa Europe's financial results in our unaudited consolidated statements of operations from the acquisition date, June 21, 2016, through June 30, 2016 as the impact was immaterial. Our unaudited consolidated statement of operations for the year ended September 30, 2016 includes Visa Europe's financial results for the three months ended September 30, 2016.

(2)
Figures in the table may not recalculate exactly due to rounding. Operating margin, effective income tax rate, diluted earnings per share, and their respective totals are calculated based on unrounded numbers.

(3)	Operating margin is calculated as operating income divided by net operating revenues.

Operational Performance Data
The tables below provide information regarding the available operational results for the 3 months ended March 31, 2017, as well as the prior four quarterly reporting periods and the 12 months ended March 31, 2017 and 2016, for cards carrying the Visa, Visa Electron, V PAY and Interlink brands. Sections 1-4 below reflect the acquisition of Visa Europe, with Europe included in Visa Inc. results effective the 3 months ended September 30, 2016.
1. Branded Volume and Transactions
The tables present regional total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron, V PAY and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

	For the 3 Months Ended March 31, 2017
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$522	2.3%	3.4%	$398	5.8%	7.1%	5,512	$125	(7.5%)	(7.0%)	837
Canada	57	12.7%	8.3%	53	13.4%	9.0%	720	5	5.7%	1.6%	10
CEMEA	236	15.4%	7.1%	73	28.6%	16.9%	2,894	163	10.3%	3.2%	1,200
LAC	239	17.6%	11.0%	96	21.0%	13.1%	3,016	144	15.4%	9.7%	1,141
US	908	10.3%	10.3%	775	11.7%	11.7%	14,553	133	2.9%	2.9%	930
Europe	458			335			7,211	122			1,004
Visa Inc.	2,421	35.0%	33.2%	1,730	38.1%	37.2%	33,906	691	27.9%	24.2%	5,122

Visa Credit Programs
US	$418	19.9%	19.9%	$404	20.7%	20.7%	4,856	$14	0.2%	0.2%	16
International	618	30.2%	29.2%	571	28.2%	27.6%	8,273	48	60.5%	51.5%	226
Visa Inc.	1,037	25.9%	25.3%	974	25.0%	24.7%	13,129	62	40.9%	35.4%	242

Visa Debit Programs
US	$489	3.2%	3.2%	$371	3.2%	3.2%	9,697	$118	3.3%	3.3%	914
International	895	80.7%	73.5%	384	239.0%	220.9%	11,079	511	33.7%	28.9%	3,965
Visa Inc.	1,384	42.8%	39.8%	755	59.7%	57.6%	20,776	629	26.7%	23.2%	4,880

Operational Performance Data

	For the 3 Months Ended December 31, 2016
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$538	2.8%	3.7%	$419	8.2%	9.4%	5,662	$119	(12.6%)	(12.5%)	920	802	908
Canada	63	5.5%	5.1%	58	5.7%	5.3%	778	5	3.5%	3.1%	10	50	55
CEMEA	246	7.8%	8.7%	72	19.8%	19.9%	2,823	174	3.5%	4.7%	1,302	334	322
LAC	250	5.6%	8.7%	98	9.5%	11.9%	3,154	152	3.2%	6.7%	1,215	418	454
US	937	11.3%	11.3%	804	12.5%	12.5%	15,321	134	4.5%	4.5%	934	718	862
Europe	490			352			7,622	138			1,112	485	542
Visa Inc.	2,524	33.6%	34.5%	1,802	38.1%	38.7%	35,360	722	23.5%	25.0%	5,493	2,808	3,144

Visa Credit Programs
US	$444	19.5%	19.5%	$430	20.3%	20.3%	5,349	$14	(0.1%)	(0.1%)	16	282	335
International	648	28.5%	29.9%	596	26.8%	28.2%	8,673	52	51.9%	52.6%	259	653	728
Visa Inc.	1,093	24.7%	25.4%	1,026	24.0%	24.8%	14,022	66	36.5%	36.9%	276	935	1,063

Visa Debit Programs
US	$493	4.8%	4.8%	$374	4.8%	4.8%	9,972	$119	5.0%	5.0%	917	436	527
International	939	72.7%	75.2%	402	232.3%	235.0%	11,366	536	27.0%	29.0%	4,300	1,436	1,554
Visa Inc.	1,432	41.2%	42.3%	776	62.4%	62.8%	21,338	656	22.3%	23.9%	5,217	1,872	2,081

	For the 3 Months Ended September 30, 2016
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$536	5.1%	3.9%	$406	9.4%	7.8%	5,244	$129	(6.4%)	(6.6%)	997	786	891
Canada	62	5.9%	5.8%	57	5.9%	5.7%	763	5	6.3%	6.2%	12	48	56
CEMEA	237	2.4%	7.6%	68	11.9%	16.6%	2,583	169	(1.0%)	4.3%	1,242	329	318
LAC	236	3.8%	10.5%	91	7.1%	13.6%	2,993	145	1.9%	8.6%	1,165	408	444
US	903	9.9%	9.9%	768	10.8%	10.8%	14,925	135	5.1%	5.1%	958	697	835
Europe	646			468			9,581	177			1,421	479	542
Visa Inc.	2,620	41.7%	43.2%	1,859	47.0%	47.2%	36,090	761	30.1%	34.1%	5,793	2,747	3,086

Visa Credit Programs
US	$424	18.3%	18.3%	$409	18.8%	18.8%	5,124	$15	6.1%	6.1%	18	276	329
International	725	47.6%	47.4%	656	44.0%	43.6%	9,556	69	94.2%	98.3%	394	655	731
Visa Inc.	1,149	35.2%	35.1%	1,066	33.1%	32.9%	14,680	84	68.8%	71.3%	413	931	1,060

Visa Debit Programs
US	$479	3.4%	3.4%	$359	2.9%	2.9%	9,800	$120	4.9%	4.9%	940	422	507
International	992	85.0%	92.0%	435	276.2%	286.9%	11,609	557	32.4%	37.8%	4,441	1,395	1,519
Visa Inc.	1,470	47.2%	50.1%	793	70.9%	72.1%	21,410	677	26.6%	30.6%	5,380	1,817	2,026

Operational Performance Data

	For the 3 Months Ended June 30, 2016
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$531	4.3%	7.3%	$393	7.9%	10.3%	5,055	$138	(5.0%)	(0.4%)	1,014	766	870
Canada	62	0.7%	6.7%	57	0.5%	6.4%	741	5	3.6%	9.7%	11	47	54
CEMEA	233	(2.0%)	11.4%	64	4.8%	18.3%	2,415	169	(4.3%)	8.9%	1,255	331	318
LAC	224	(5.8%)	10.8%	86	(3.3%)	14.4%	2,859	138	(7.2%)	8.7%	1,127	409	445
US	883	9.1%	9.1%	749	9.7%	9.7%	14,680	134	5.9%	5.9%	973	677	818
Visa Inc.	1,933	4.2%	9.0%	1,349	7.6%	10.4%	25,751	584	(3.0%)	5.8%	4,380	2,230	2,505

Visa Credit Programs
US	$390	10.9%	10.9%	$376	10.9%	10.9%	4,583	$15	10.9%	10.9%	17	271	322
International	513	4.5%	9.8%	476	5.0%	9.9%	6,623	37	(2.0%)	8.7%	159	509	569
Visa Inc.	903	7.2%	10.3%	852	7.5%	10.3%	11,206	51	1.4%	9.4%	176	780	891

Visa Debit Programs
US	$493	7.7%	7.7%	$374	8.5%	8.5%	10,097	$119	5.3%	5.3%	956	406	495
International	537	(3.3%)	8.0%	123	5.4%	17.1%	4,448	414	(5.6%)	5.6%	3,249	1,044	1,118
Visa Inc.	1,030	1.7%	7.9%	497	7.7%	10.5%	14,545	533	(3.4%)	5.5%	4,204	1,450	1,614

	For the 3 Months Ended March 31, 2016
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$511	3.2%	8.8%	$376	9.6%	14.1%	4,745	$135	(11.1%)	(3.6%)	1,017	753	856
Canada	51	(5.1%)	5.0%	46	(5.3%)	4.7%	659	5	(2.4%)	8.0%	11	47	54
CEMEA	205	(3.4%)	8.4%	57	4.9%	17.9%	2,185	148	(6.2%)	5.1%	1,161	330	321
LAC	204	(16.2%)	7.7%	79	(15.2%)	13.1%	2,799	124	(16.8%)	4.5%	1,076	406	439
US	823	10.0%	10.0%	694	10.5%	10.5%	13,619	129	7.3%	7.3%	932	662	794
Visa Inc.	1,793	2.4%	9.0%	1,252	7.3%	11.8%	24,007	541	(7.4%)	3.2%	4,198	2,197	2,465

Visa Credit Programs
US	$349	10.5%	10.5%	$334	10.6%	10.6%	4,067	$14	8.8%	8.8%	16	255	301
International	475	2.5%	11.3%	445	3.8%	12.5%	6,263	30	(14.0%)	(3.1%)	157	504	563
Visa Inc.	824	5.8%	11.0%	780	6.6%	11.7%	10,330	44	(7.7%)	0.4%	173	758	863

Visa Debit Programs
US	$474	9.6%	9.6%	$359	10.5%	10.5%	9,552	$115	7.1%	7.1%	916	407	494
International	495	(8.3%)	5.6%	113	2.0%	17.2%	4,125	382	(10.9%)	2.5%	3,109	1,032	1,108
Visa Inc.	969	(0.3%)	7.5%	473	8.3%	12.1%	13,677	497	(7.4%)	3.5%	4,025	1,439	1,602

Operational Performance Data

	For the 12 Months Ended March 31, 2017
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$2,128	3.6%	4.5%	$1,616	7.8%	8.7%	21,473	$511	(7.8%)	(6.6%)	3,767
Canada	244	5.9%	6.4%	224	6.0%	6.5%	3,002	20	4.8%	5.2%	43
CEMEA	952	5.5%	8.6%	277	16.1%	17.9%	10,715	675	1.8%	5.3%	4,999
LAC	949	4.9%	10.2%	371	8.3%	13.2%	12,023	578	2.8%	8.4%	4,648
US	3,631	10.2%	10.2%	3,096	11.2%	11.2%	59,479	536	4.6%	4.6%	3,794
Europe (1)	1,594			1,156			24,414	438			3,536
Visa Inc.	9,498	28.6%	30.1%	6,740	32.8%	33.6%	131,106	2,758	19.3%	22.4%	20,788

Visa Credit Programs
US	$1,677	17.2%	17.2%	$1,618	17.7%	17.7%	19,913	$59	4.2%	4.2%	67
International	2,504	27.7%	29.3%	2,300	26.0%	27.6%	33,125	205	50.0%	53.1%	1,039
Visa Inc.	4,182	23.3%	24.2%	3,918	22.5%	23.3%	53,037	263	36.6%	38.6%	1,106

Visa Debit Programs
US	$1,954	4.8%	4.8%	$1,477	4.8%	4.8%	39,566	$477	4.6%	4.6%	3,727
International	3,362	57.8%	62.8%	1,344	187.9%	193.9%	38,503	2,018	21.3%	25.5%	15,955
Visa Inc.	5,316	33.1%	35.3%	2,821	50.4%	51.2%	78,069	2,495	17.7%	20.9%	19,682

	For the 12 Months Ended March 31, 2016
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$2,054	2.7%	10.1%	$1,499	7.7%	15.0%	18,709	$555	(8.8%)	(1.2%)	4,051	753	856
Canada	230	(8.4%)	5.4%	212	(8.5%)	5.2%	2,759	19	(6.2%)	7.7%	46	47	54
CEMEA	902	(12.5%)	7.8%	238	(4.9%)	15.7%	7,983	664	(14.9%)	5.2%	4,788	330	321
LAC	905	(15.4%)	9.0%	342	(15.8%)	11.9%	11,011	563	(15.2%)	7.3%	4,431	406	439
US	3,296	8.9%	8.9%	2,784	9.7%	9.7%	54,523	512	5.2%	5.2%	3,777	662	794
Visa Inc.	7,388	0.1%	9.0%	5,076	5.3%	11.4%	94,985	2,312	(9.6%)	4.0%	17,092	2,197	2,465

Visa Credit Programs
US	$1,432	10.2%	10.2%	$1,375	10.4%	10.4%	16,754	$56	5.8%	5.8%	66	255	301
International	1,961	(0.3%)	12.2%	1,825	1.7%	13.6%	24,900	136	(21.0%)	(3.4%)	644	504	563
Visa Inc.	3,393	3.9%	11.3%	3,200	5.3%	12.2%	41,654	193	(14.6%)	(0.9%)	711	758	863

Visa Debit Programs
US	$1,865	8.0%	8.0%	$1,409	9.0%	9.0%	37,769	$456	5.1%	5.1%	3,710	407	494
International	2,130	(10.7%)	6.3%	467	(4.1%)	13.9%	15,562	1,663	(12.4%)	4.4%	12,672	1,032	1,108
Visa Inc.	3,995	(2.8%)	7.1%	1,876	5.4%	10.2%	53,332	2,119	(9.1%)	4.5%	16,382	1,439	1,602

(1)	Europe includes volume and transactions for the 9 months ended March 31, 2017 only.

Operational Performance Data

2. Europe Co-badge Payments Volume Growth Impact
The table below reflects total Visa Inc., International and Europe payments volume growth rates over prior year adjusted to exclude the Europe co-badge volumes.

	Growth (Constant USD)			Growth (Nominal USD)
	Quarter Ended			Quarter Ended
	Sep'16	Dec'16	Mar'17	Sep'16	Dec'16	Mar'17
Visa Inc. - As Reported	47.2%	38.7%	37.2%	47.0%	38.1%	38.1%
excluding co-badge	38.5%	38.7%	37.2%	38.3%	38.1%	38.1%

International - As Reported	91.6%	70.7%	68.4%	90.9%	68.9%	71.0%
excluding co-badge	72.3%	70.7%	68.4%	71.7%	68.9%	71.0%

Europe Normalized (1)	6.8%	(17.7%)	(17.5%)	(1.2%)	(26.3%)	(25.1%)
excluding co-badge	7.2%	9.2%	8.9%	(3.0%)	(4.7%)	(3.0%)

(1)
Europe volumes were first included in Visa Inc.’s volumes starting in the quarter ended September 30, 2016. Europe Normalized growth includes Europe volumes for the prior year period before Visa Inc. acquired Visa Europe.

Note:
Effective June 9, 2016, Article 8 of the EU Interchange Fee Regulation states that payment card networks cannot impose reporting requirements or the obligation to pay fees on payment transactions where their payment brand is present but their network is not used. Prior to this regulation, Visa collected a small service fee in a few countries, particularly France, on domestic payment transactions where Visa cards are co-badged with a domestic network. Clients in Europe continued to report co-badged volume through the quarter ended September 2016; however, effective with the quarter ended December 2016 Visa co-badge volume is no longer included in reported volume.

Operational Performance Data

3. Cross-Border Volume
The table below represents cross-border volume growth for cards carrying the Visa, Visa Electron, V PAY, Interlink and PLUS brands. Cross-border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)	Normalized Growth (2) (Constant USD)
3 Months Ended
March 31, 2017 (1)	129%	132%	11%
December 31, 2016 (1)	135%	140%	12%
September 30, 2016 (1)	146%	149%	10%
June 30, 2016	2%	5%
March 31, 2016	0%	5%

12 Months Ended
March 31, 2017 (1)	104%	107%
March 31, 2016	(2%)	5%

(1)
Europe volumes and transactions were first included as part of Visa Inc. starting in the quarter ended September 30, 2016. Normalized Growth includes Europe activity in prior year periods before Visa Inc. acquired Visa Europe.

(2)	Europe is included as part of Visa Inc. effective with the 3 months ended September 30, 2016.
4. Visa Processed Transactions
The table below represents transactions involving Visa, Visa Electron, V PAY, Interlink and PLUS cards processed on Visa’s networks.

Period	Processed Transactions (millions)	Growth	Normalized Growth (2)
3 Months Ended
March 31, 2017 (1)	26,256	42%	12%
December 31, 2016 (1)	27,329	44%	13%
September 30, 2016 (1)	25,921	41%	12%
June 30, 2016	19,778	10%
March 31, 2016	18,475	9%

12 Months Ended
March 31, 2017 (1)	99,283	34%
March 31, 2016	73,850	8%

(1)
Europe volumes and transactions were first included as part of Visa Inc. starting in the quarter ended September 30, 2016. Normalized Growth includes Europe activity in prior year periods before Visa Inc. acquired Visa Europe.

(2)	Europe is included as part of Visa Inc. effective with the 3 months ended September 30, 2016.

Operational Performance Data

Footnote
Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron, V PAY and Interlink brands for the relevant period, and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks, but excludes proprietary PLUS volume. Total volume represents payments and cash volume.
Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.
The data presented is based on results reported quarterly by Visa’s financial institution clients on their operating certificates. Estimates may be utilized if data is unavailable.
On occasion, previously presented information may be updated. Prior period updates, if any, are not material.
Europe is reported and included in Visa Inc. results effective with the 3 months ended September 2016. Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. International includes Asia Pacific, Canada, CEMEA, Europe and LAC.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.